EXHIBIT 23.3

[Letterhead of Stonefield Josephson, Inc.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated April 8, 2005, except for Paragraph 5 of Note 1 which is dated June 28, 2005, relating to the consolidated financial statements and consolidated financial statement schedules, of Bionovo, Inc. for the year ended December 31, 2004.

/s/ Stonefield Josephson, Inc.

San Francisco, California
February 12, 2007